UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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American Capital, Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Two Bethesda Metro Center 14th Floor Bethesda MD 20814 (301) 951-6122 (301) 654-6714 Fax Info@AmericanCapital.com www.AmericanCapital.com

FOR IMMEDIATE RELEASE

September 9, 2010

Contact:

Investors – (301) 951-5917

AMERICAN CAPITAL ENCOURAGES STOCKHOLDERS TO SUBMIT VOTING

INSTRUCTIONS FOR ITS ANNUAL MEETING

Bethesda, MD – September 9, 2010 – American Capital Ltd. (Nasdaq: ACAS) announced today that it is encouraging all stockholders to submit their voting instructions promptly for the annual meeting of stockholders to be held on September 15, 2010. Stockholders who have not yet voted may still vote in advance of the meeting by telephone or internet, as described below.

The items for discussion at the Annual Meeting include:

1.	To elect eight directors, each to serve a one-year term;
2.	To approve the adoption of the Company’s 2010 Disinterested Director Stock Option Plan;
3.	To approve the Company’s ability to issue a limited number of preferred stock or debt securities convertible into shares of the Company’s common stock;
4.	To ratify the appointment of Ernst & Young LLP to serve as the Company’s independent public accountants for the year ending December 31, 2010; and
5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

More information on the items to be discussed at the meeting can be found in the Company’s proxy statement available at www.AmericanCapital.com/2010proxymaterials.

American Capital has engaged Georgeson Inc., a proxy solicitation firm, to contact stockholders by telephone to encourage voting. Stockholders that have not already voted may receive calls prior to the meeting from Georgeson on behalf of the Company.

Boston • Chicago • Dallas • Hong Kong • London •

New York • Paris • Washington, D.C.

American Capital

September 9, 2010

VOTING INSTRUCTIONS – SHARES HELD WITH A BROKER:

•	Stockholders may cast their votes on the internet at www.proxyvote.com. Please have the proxy control number from the proxy card available and follow the instructions provided.

•	Stockholders who wish to vote by phone may call American Capital’s proxy solicitor, Georgeson, at (866) 316-3922.

•	Stockholders may contact their brokerage firms for help with casting their votes.

Please note that voting by phone or internet will require that you have your proxy control number available. This number is printed on the proxy card accompanying the Proxy Statement. Stockholders who have not yet received their proxy control number should contact their brokerage firm.

VOTING INSTRUCTIONS – SHARES HELD IN CERTIFICATE FORM:

•

Registered stockholders may cast their votes on the internet at www.investorvote.com/ACAS. Please have the holder account number and proxy access number from the proxy card available and follow the instructions provided.

•	Registered stockholders who wish to vote by phone may call American Capital’s transfer agent, Computershare, at (800) 652-VOTE.

For further information or questions, please do not hesitate to call the Company’s Investor Relations Department at (301) 951-5917 or send an email to IR@AmericanCapital.com.

ABOUT AMERICAN CAPITAL

American Capital is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. Founded in 1986, American Capital has $15 billion in capital resources under management and eight offices in the U.S., Europe and Asia. American Capital and its affiliates will consider investment opportunities from $5 million to $100 million. For further information, please refer to www.AmericanCapital.com.

Boston • Chicago • Dallas • Hong Kong • London •

New York • Paris • Washington, D.C.